                                                                   [Exhibit 5.1]

                                                      Our Matter Number: 1036920
February 26, 2004

CanWest Media Inc.
31st Floor, TD Centre
201 Portage Avenue
Winnipeg, Manitoba
Canada R3B 3L7

The Parties Identified on
Schedules A and B hereto

Ladies and Gentlemen:
We have acted as Canadian counsel to CanWest Media Inc., a Canadian federal corporation (the "Company"), the parties identified on Schedule A hereto (the "Canadian Guarantors") and the parties identified on Schedule B hereto (the "Additional Canadian Guarantors") in connection with the preparation and filing of the Registration Statement on Form F-3 (the "Registration Statement") filed by the Company, the Canadian Guarantors and the other guarantors identified therein (collectively, the "Guarantors") with the United States Securities and Exchange Commission (the "Commission") on or about the date hereof pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of US$41,880,457 aggregate principal amount of the Company's 10-5/8% senior subordinated notes due 2011 (the "Notes") (and the related Guarantee of the Guarantors (the "Guarantee")) offered for sale from time to time by the selling securityholder identified in the prospectus forming part of the Registration Statement. The Notes were issued pursuant to an Indenture, dated as of May 17, 2001 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as Trustee.
A.   Documentation

As counsel for the Company, we have reviewed the Registration Statement, the prospectus contained therein and the Indenture.

B.   Jurisdiction

We are solicitors qualified to practice law in the Province of Ontario and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

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                                      -2-

C.   Scope of Examinations

In connection with the opinions expressed in this opinion letter, we have considered such questions of law and examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary.

D.   Assumptions and Reliances

We have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

In expressing the opinion set forth in paragraph 1, we have relied upon certificate of compliance and certificates of status dated no later than February 26, 2004 in respect of the Company and the Canadian Guarantors issued by Industry Canada or the Ministry of Consumer and Business Services as applicable.

In expressing the opinion set forth in paragraph 5, we have assumed that the Additional Canadian Guarantors exist under the laws of their respective jurisdictions of incorporation; that there are no restrictions on the corporate power and capacity of the Additional Canadian Guarantors to execute, deliver and perform their respective obligations under the Indenture and the Guarantee; and that the Additional Canadian Guarantors have duly authorized, executed and delivered the Indenture and the Guarantee.

To the extent that the opinions expressed in this letter are based on factual matters, we have relied solely upon an officers' certificate of Pamela Harrod, Associate General Counsel and Assistant Secretary of the Company, as to such matters. A copy of such certificate is attached to this opinion letter.

E.   Opinions

On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that:

1. The Company and the Canadian Guarantors exist under the laws of their respective jurisdictions of organization, and there are no restrictions on the corporate power and capacity of the Company or any of the Canadian Guarantors to execute, deliver and perform their respective obligations under the Notes, the Indenture and the Guarantee, to the extent a party thereto.

2. The Notes have been duly authorized and duly executed and delivered by the Company.

3. The Indenture has been duly authorized by the Company and each Canadian Guarantor and has been duly executed by the Company and each Canadian Guarantor.

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                                      -3-

4. The Guarantee has been duly authorized by each Canadian Guarantor and has been duly executed and delivered by each Canadian Guarantor.

5. The execution and delivery of the Indenture, the Notes and the Guarantee by the Company, the Canadian Guarantors, and the Additional Canadian Guarantors, the performance by the Company, the Canadian Guarantors and the Additional Canadian Guarantors of their obligations thereunder do not violate any provision of any federal or provincial law, statute, rule or regulation presently in effect in the Province of Ontario.

This opinion is being delivered to you in connection with the Registration Statement and is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our prior written authorization. Kaye Scholer LLP may rely on this opinion with respect to matters governed by Canadian law for purposes of its opinion to you dated on or about the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm which appears in the prospectus constituting a part thereof and to the references made to us under the caption "Legal Matters" in such prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or under the rules and regulations of the Commission thereunder.

Yours very truly,

/s/ OSLER, HOSKIN & HARCOURT LLP

EAS/JLL

                                   Schedule A
                                   ----------

                               CANADIAN GUARANTORS
                               -------------------

1.   2846551 Canada Inc. (CBCA)
2.   3919056 Canada Ltd. (CBCA)
3.   Calgary Herald Group Inc. (CBCA)
4.   CanWest Interactive Inc. (CBCA)
5.   CanWest - Montreal R.P. Holdings Inc. (CBCA)
6.   CanWest Publications Inc. (CBCA)
7.   CanWest - Windsor R.P. Holdings Inc. (CBCA)
8.   Cool Records Inc. (CBCA)
9.   Edmonton Journal Group Inc. (CBCA)
10.  Global Television Centre Ltd. (CBCA)
11.  Global Television Network Inc. (CBCA)
12.  Global Television Specialty Networks Inc. (CBCA)
13.  Lower Mainland Publishing Group Inc. (CBCA)
14.  Mobile Video Production Inc. (f/k/a WIC Mobile TV Inc.) (CBCA)
15.  Montreal Gazette Group Inc.
16.  Multisound Publishers Ltd. (CBCA)
17.  Nanaimo Daily News Group Inc. (CBCA)
18.  Ottawa Citizen Group Inc. (CBCA)
19.  Pacific Newspaper Group Inc. (CBCA)
20.  Port Alberni Times Group Inc. (CBCA)
21.  Regina Leader Post Group Inc. (CBCA)
22.  Saskatoon StarPhoenix Group Inc. (CBCA)
23.  Southam Digital Inc. (CBCA)
24.  Vancouver Island Newspaper Group Inc. (CBCA)
25.  Victoria Times Colonist Group Inc. (CBCA)
26.  Western Communications Inc. (CBCA)
27.  Windsor Star Group Inc. (CBCA)

                                   Schedule B
                                   ----------

                         ADDITIONAL CANADIAN GUARANTORS
                         ------------------------------

     Guarantor                                                  Counsel
     ---------                                                  -------
1.   Apple Box Productions Sub Inc. (CBCA)                      Torys
2.   BCTV Holdings Inc. (CBCA)                                  Torys
3.   CanWest Media Sales Limited (CBCA)                         Torys
4.   CHBC Holdings Inc. (CBCA)                                  Torys
5.   CHEK Holdings Inc. (CBCA)                                  Torys
6.   Clarinet Music Inc. (Ontario)                              Torys
7.   Fox Sports World Canada Holdco Inc. (CBCA)                 Torys
8.   Global Centre Inc. (Ontario)                               Torys
9.   Lonestar Holdco Inc. (CBCA)                                Torys
10.  ONtv Holdings Inc. (CBCA)                                  Torys
11.  ReachCanada Contact Centre Limited (CBCA)                  Torys
12.  RetroVista Holdco Inc. (CBCA)                              Torys
13.  Studio Post & Transfer Sub Inc. (CBCA)                     Torys
14.  WIC Television Production Sub Inc. (CBCA)                  Torys
15.  Xtreme Sports Holdco Inc. (CBCA)                           Torys

                                   CERTIFICATE
                                   -----------

TO:  Osler, Hoskin & Harcourt LLP
     Torys LLP
     Pitblado
     Fasken Martineau DuMoulin LLP
     (collectively, "Counsel")

RE: The preparation and filing by CanWest Media Inc (the "Company") of the Registration Statement on Form F-3 (the "Registration Statement") relating to the registration of US$41,880,457 aggregate principal amount of the Company's 10 5/8% senior subordinated notes due 2011 (the "Notes").

--------------------------------------------------------------------------------

In connection with the opinions to be provided by Counsel concerning the transaction described above, the undersigned certifies for and on behalf of the Company, and not personally, as follows:

1. The undersigned is the Associate General Counsel and Assistant Secretary of CanWest Global Communications Corp. ("CanWest") and of the Company and as such is familiar with the books and records, business and properties of the Company and each of the corporations and partnerships listed on Schedule A hereto (each, a "Canadian Guarantor" and, collectively, the "Canadian Guarantors").

2. The corporate and partnership records and minute books of the Company and each of the Canadian Guarantors provided to Counsel (as indicated on Schedule A hereto) in connection with the preparation and filing of the Registration Statement are the original or duplicate corporate and partnership records and minute books of the Company and each of the Canadian Guarantors and contain all articles, partnership agreements and declarations and by-laws of the Company and each of the Canadian Guarantors, current directors', partners' and shareholders' registers of the Company and each of the Canadian Guarantors and all resolutions and minutes of all meetings or other proceedings of the shareholders, partners or directors (or any committee thereof) of the Company or any of the Canadian Guarantors during such periods noted in such corporate and partnership records and minute books. Such corporate and partnership records and minute books are true, correct and complete in all material respects and, since April 3, 2003, there have been no changes, additions or alterations thereto, other than those changes, additions or alterations thereto, which have been delivered to such Counsel.

3. The resolutions passed by the board of directors of each of the Canadian Guarantors authorizing the execution and delivery of the indenture in respect of the Notes dated May 17, 2001 or a supplemental indenture dated August 6, 2002 and the related Canadian Guarantor's guarantees remain in full force and effect, unamended, as of the date hereof.

4. As of the date of this certificate, other than with respect to Southam Digital Inc., no winding up, liquidation, dissolution, insolvency, bankruptcy, amalgamation, reorganization or continuation proceedings have been commenced by CanWest, the Company or any of the Canadian Guarantors and, after due inquiry, neither CanWest nor the Company has any knowledge of such proceedings having been commenced by any other party.

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                                      -2-

5. No unanimous shareholders' agreement has been entered into with respect to CanWest, the Company or any of the Canadian Guarantors.

6. The undersigned acknowledges that this certificate is to be relied upon by Counsel in rendering their respective opinions, and may be relied upon by the addressees of such opinions.

     DATED February 26, 2004.

                                           /s/ PAMELA HARROD
                                           -------------------------------------
                                           Name: Pamela Harrod
                                           Title:  Associate General Counsel and
                                           Assistant Secretary

                                   Schedule A
                                   ----------

                               CANADIAN GUARANTORS
                               -------------------


     Subsidiary                                                 Counsel
     ----------                                                 -------
1.   2846551 Canada Inc. (CBCA)                                 Oslers
2.   3919056 Canada Ltd. (CBCA)                                 Oslers
3.   Apple Box Productions Sub Inc. (CBCA)                      Torys
4.   BCTV Holdings Inc. (CBCA)                                  Torys
5.   Calgary Herald Group Inc. (CBCA)                           Oslers
6.   CanWest Finance Inc./Financiere CanWest Inc. (Quebec)      Faskens
7.   CanWest Global Broadcasting Inc./Radiodiffusion CanWest    Faskens
     Global Inc. (Quebec)
8.   CanWest Interactive Inc. (CBCA)                            Oslers
9.   CanWest Media Sales Limited (CBCA)                         Torys
10.  CanWest - Montreal R.P. Holdings Inc. (CBCA)               Oslers
11.  CanWest Publications Inc. (CBCA)                           Oslers
12.  CanWest - Windsor R.P. Holdings Inc. (CBCA)                Oslers
13.  CHBC Holdings Inc. (CBCA)                                  Torys
14.  CHEK Holdings Inc. (CBCA)                                  Torys
15.  Clarinet Music Inc. (Ontario)                              Torys
16.  Cool Records Inc. (CBCA)                                   Oslers
17.  Edmonton Journal Group Inc. (CBCA)                         Oslers
18.  Fox Sports World Canada Holdco Inc. (CBCA)                 Torys
19.  Global Centre Inc. (Ontario)                               Torys
20.  Global Communications Limited (Manitoba)                   Pitblado
21.  Global Television Centre Ltd. (CBCA)                       Oslers
22.  Global Television Network Inc. (CBCA)                      Oslers
23.  Global Television Network Quebec, Limited                  Faskens/Pitblado
     Partnership/Reseau de Television Global Quebec,
     Societe en commandite (Quebec)
24.  Global Television Specialty Networks Inc. (CBCA)           Oslers
25.  Lonestar Holdco Inc. (CBCA)                                Torys
26.  Lower Mainland Publishing Group Inc. (CBCA)                Oslers
27.  Mobile Video Production Inc. (f/k/a WIC Mobile TV Inc.)
     (CBCA)
28.  Montreal Gazette Group Inc. (CBCA)                         Oslers
29.  Multisound Publishers Ltd. (CBCA)                          Oslers
30.  Nanaimo Daily News Group Inc. (CBCA)                       Oslers
31.  ONtv Holdings Inc. (CBCA)                                  Torys
32.  Ottawa Citizen Group Inc. (CBCA)                           Oslers
33.  Pacific Newspaper Group Inc. (CBCA)                        Oslers
34.  Port Alberni Times Group Inc. (CBCA)                       Oslers
35.  ReachCanada Contact Centre Limited (CBCA)                  Torys
36.  Regina Leader Post Group Inc. (CBCA)                       Oslers
37.  RetroVista Holdco Inc. (CBCA)                              Torys

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                                      -2-

38.  Saskatoon StarPhoenix Group Inc. (CBCA)                    Oslers
39.  Southam Digital Inc. (CBCA)                                Oslers
40.  Studio Post & Transfer Sub Inc. (CBCA)                     Torys
41.  Vancouver Island Newspaper Group Inc. (CBCA)               Oslers
42.  Victoria Times Colonist Group Inc. (CBCA)                  Oslers
43.  Western Communications Inc. (CBCA)                         Oslers
44.  WIC Television Production Sub Inc. (CBCA)                  Torys
45.  WIC TV Amalco Inc. (CBCA)                                  Oslers
46.  Windsor Star Group Inc. (CBCA)                             Oslers
47.  Xtreme Sports Holdco Inc. (CBCA)                           Torys